Exhibit 99.1

Agrify Announces Results for Second Quarter 2022

Second Quarter Revenue Increased 63.5% Year-Over-Year to $19.3 Million

Company Takes Actions to Mitigate Industry Challenges and Better Position Itself for Sustainable Growth

BILLERICA, Mass., August 15, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced financial results for the second quarter ended June 30, 2022.

“The second quarter was challenging for the entire cannabis industry,” said Raymond Chang, Chairman and Chief Executive Officer of Agrify. “Despite this difficult business environment, which has impacted our recent performance and altered our outlook for the remainder of 2022, we are actively taking steps to adapt to the new market realities. We have adjusted our near-term strategy and priorities to focus on the most immediate and impactful revenue-generating opportunities, all without compromising our ability to capitalize on the expected long-term growth in the sector. In parallel, we are also in the process of restructuring our credit facility and reducing our operating expenses to strengthen our cash position. We remain steadfast on bringing new and innovative solutions to our customers and delivering value to our stakeholders.”

Second Quarter and Year-To-Date 2022 Financial Results

●	Revenue was $19.3 million for the second quarter, an increase of 63.5% compared to $11.8 million for the prior year period. Revenue was $45.4 million for the year-to-date period, an increase of 140.8% versus $18.8 million for the prior year-to-date period.

●	Gross profit for the second quarter totaled $1.6 million, or 8.3% of revenue, compared to $527 thousand, or 4.5% of revenue, in the prior year period. Gross profit for the year-to-date period was $5.8 million, or 12.7% of revenue, compared to $(13) thousand, or (0.1)% of revenue in the prior year-to-date period.

●	Operating expenses totaled $93.1 million for the second quarter, compared to $6.0 million in the prior year period. Operating expenses were $107.1 million for the year-to-date period, compared to $11.9 million in the prior year-to-date period. The comparative 2022 increases in both our second quarter and year-to-date operating expenses are largely attributable to impairment charges of $69.9 million, increases to reserves associated with accounts receivable, loans receivable, inventory obsolescence, and warranty costs, increases in depreciation and amortization, and changes in contingent consideration related to the fair value estimates associated with ongoing acquisition-related earnout arrangements.

●	Net loss for the second quarter was $93.4 million, or $3.51 per diluted share, compared to a net loss of $5.6 million, or $0.28 per diluted share, in the prior year period. Net loss totaled $102.3 million, or $4.00 per diluted share, for the year-to-date period, compared to a net loss of $9.4 million, or $0.57 per diluted share, in the prior year-to-date period.

●	Cash flow used in operating activities was $23.4 million for the second quarter, compared to $6.6 million in the prior year period. Cash flow used in operating activities was $57.6 million for the year-to-date period, compared to $13.8 million in the prior year-to-date period.

●	Adjusted EBITDA (a non-GAAP financial measure) was a loss of $19.4 million in the second quarter (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term, including a reconciliation to the most comparable GAAP measure), compared to an Adjusted EBITDA loss of $4.5 million in the prior year period. Adjusted EBITDA was a loss of $25.5 million in the year-to-date period, compared to an Adjusted EBITDA loss of $8.7 million in the prior year-to-date period.

Recent Business Highlights

●	On June 27, 2022, Agrify announced it signed a definitive agreement to supply Ora Pharm, a Waikato, New Zealand-based health and wellness company developing high-quality, sustainably-produced medicinal cannabis, with a full suite of end-to-end hardware and software products to be utilized at a 5,000-square-foot facility in Auckland, New Zealand. Ora Pharm, which is a licensed cultivator and distributor of medicinal cannabis, committed to purchase 20 Vertical Farming Units (“VFUs”) that will be used to grow cannabis, as well as several cutting-edge extraction technologies including a C1D1 Extraction Pod, a C-15 Centrifuge Extraction System, and the CannaBeast 13 Thin Film Distillation System. In addition, Agrify will provide access to the fully integrated Agrify Insights seed-to-sale automation software for five years in exchange for monthly recurring SaaS fees.

●	On June 1, 2022, Agrify announced it expanded and strengthened its industry-leading portfolio of extraction processing solutions with the unveiling of its new short path, thin film distillation system: the CannaBeast 13. This short path, thin film distillation system offers cannabis operators unprecedented flexibility, ease of use, dependability, consistency, and quality when extracting cannabis oil.

Credit Facility

As previously announced, Agrify has reached an agreement in principle with its institutional lender to amend its existing credit facility to modify and eliminate certain financial covenants which, once complete, should give the Company additional flexibility to operate and meet its long-term strategic goals while also allowing it to responsibly adjust to the many challenges currently facing the cannabis industry. We expect that the restructuring will involve repayment of the existing note with a combination of cash on hand and through the issuance of a new note with a reduced principal amount, no amortization of monthly loan payment, and the flexibility of early re-payment. Agrify and the lender are continuing to finalize the specific terms of this agreement. The Company will provide a further update once the agreement has been finalized.

2022 Outlook

The Company is updating its revenue guidance for Fiscal Year 2022 due to the downturn in the cannabis industry. Agrify now expects to generate between $70 million and $75 million in total revenue for Fiscal Year 2022.

Conference Call and Webcast Information

Agrify will host a conference call and webcast today (Monday, August 15, 2022) at 8:30 a.m. Eastern Time (ET) to discuss its financial results for the second quarter ended June 30, 2022.

●	WEBCAST (live and available for replay): https://ir.agrify.com/news-and-events/investor-calendar

●	DIAL-IN (only for those who would like to ask a question during the live call): https://register.vevent.com/register/BIb8c61fe580584e14b7ad2a0c5faaf8d1

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, including expected revenue, integration of prior acquisitions, the timing and ability to launch new products, including the CannaBeast 13, potential cost savings realized from reducing its operating expenses, the status of restructuring discussions with the Company’s institutional lender and the anticipated restructuring terms, expected long-term growth in the cannabis industry, the ability to realize revenue from the bookings, backlog, pipeline and specific transactions described herein, including the agreement with Ora Pharm, project timelines, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$19,329	$11,825	$45,350	$18,833
Cost of goods sold	17,717	11,298	39,568	18,846
Gross profit	1,612	527	5,782	(13)

General and administrative	19,378	4,399	29,137	8,857
Sales and marketing	2,332	782	4,442	1,398
Research and development	2,438	774	4,522	1,656
Change in contingent consideration	(907)	-	(907)	-
Impairment of long-lived assets	69,904	-	69,904	-
Total operating expenses	93,145	5,955	107,078	11,911
Loss from operations	(91,533)	(5,428)	(101,296)	(11,924)

Interest (expense) income, net	(1,927)	55	(1,245)	23
Other expense	-	(63)	-	(63)
Gain on extinguishment of notes payable	-	-	-	2,685
Other (expense) income, net	(1,927)	(8)	(1,245)	2,645

Net loss before income taxes	(93,460)	(5,436)	(102,541)	(9,279)
Income tax benefit	(62)	-	(262)	-
Net loss	(93,398)	(5,436)	(102,279)	(9,279)
Income attributable to non-controlling interest	3	200	4	167
Net loss attributable to Agrify	$(93,401)	$(5,636)	$(102,283)	$(9,446)

Net loss per share attributable to common stockholders – basic and diluted	$(3.51)	$(0.28)	$(4.00)	$(0.57)
Weighted average commons shares outstanding – basic and diluted	26,582	20,344	25,591	16,662

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets		(Audited)
Cash and cash equivalents	$18,608	$12,014
Restricted cash	30,000	-
Marketable securities	11,323	44,550
Accounts receivable, net	10,468	7,222
Inventory	41,871	20,498
Prepaid expenses and other assets	6,135	2,452
Total current assets	118,405	86,736

Loan receivable, net	35,090	22,255
Property and equipment, net	11,932	6,232
Right-of-use assets, net	2,866	1,479
Goodwill and intangible assets, net	-	64,162
Other non-current assets	2,920	1,184
Total assets	$171,213	$182,048

Liabilities
Accounts payable	$4,157	$9,151
Accrued expenses and other current liabilities	27,456	28,764
Operating lease liabilities, current	1,084	814
Long-term debt, current	9,615	1,089
Deferred revenue	3,753	3,772
Total current liabilities	46,065	43,590

Other non-current liabilities	236	318
Operating lease liabilities, non-current	1,908	704
Long-term debt	45,014	12
Total liabilities	93,223	44,624

Stockholders’ Equity
Common stock	25	21
Preferred stock	-	-
Additional paid-in capital	238,854	196,013
Accumulated deficit	(161,258)	(58,975)
Total stockholders’ equity	77,621	137,059
Non-controlling interests	369	365
Total liabilities and stockholders’ equity	$171,213	$182,048

AGRIFY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flow (used in) provided by:
Operating activities	$(57,580)	$(13,837)
Investing activities	(26,935)	(51,865)
Financing activities	91,109	137,432
Net increase in cash, cash equivalents and restricted cash	$6,549	$71,730

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, which is a non-U.S. GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes, measuring our performance relative to that of our competitors and determining our compliance with certain debt instruments. We utilize Adjusted EBITDA as a key measure of our performance.

We calculate Adjusted EBITDA as net loss adjusted to exclude (i) tax provision and benefit; (ii) interest income and expense, net; (iii) other income and expense, net; (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) acquisition-related expenses; (vii) investment banker termination fees; (viii) restructuring charges; (ix) gains and losses associated with the extinguishment of debt; (x) changes in derivative liabilities; (xi) changes in contingent consideration; (xii) gain associated with the forgiveness of PPP loans; (xiii) impairments to long-lived assets; (ix) legal settlement charges; and (x) other items affecting our results that we do not view as representative of our ongoing operations, including losses associated with write-offs.

We believe Adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time-to-time. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, net loss, for the three- and six-month periods ended June 30, 2022 and 2021, respectively:

AGRIFY CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(93,401)	$(5,636)	$(102,283)	$(9,446)
Add:
Income tax provision	(62)	-	(262)	-
Interest expense (income)	1,927	(55)	1,245	(23)
Other expense	-	63	-	63
Depreciation and amortization	1,149	166	2,201	313
Stock-based compensation	941	931	1,894	3,066
Direct acquisition expenses	79	-	716	-
Investment banker termination fees	-	-	637	-
Restructuring charges	188	-	575	-
Impairment charges	69,904	-	69,904	-
Gain on extinguishment of notes payable	-	-	-	(2,685)
Change in contingent consideration	(907)	-	(907)	-
Legal settlement costs	800	-	800	-
Adjusted EBITDA	$(19,382)	$(4,531)	$(25,480)	$(8,712)

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com